EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199630) pertaining to the 2014 Equity Incentive Plan, of our report dated March 4, 2014, relating to the consolidated balance sheet of Trans World Corporation and Subsidiaries as of December 31, 2013, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2013.

/s/ Rothstein Kass

Roseland, New Jersey

March 10, 2015